EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the American Pharmaceutical Partners, Inc. Savings and Retirement Plan of our report dated February 13, 2004 with respect to the consolidated financial statements and schedule of American Pharmaceutical Partners, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 12, 2004